UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO.            )

Filed by the Registrant	☒

Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

LogicMark, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

EXPLANATORY NOTE

On August 15, 2022, LogicMark, Inc. (the “Company”) continued its voicemail campaign by providing the Company’s stockholders with a recorded message (the “Recorded Message”) from Chia-Lin Simmons, the Company’s Chief Executive Officer. The Recorded Message announces the recommendations by leading independent proxy advisory firms Institutional Shareholder Services, Inc. and Glass Lewis & Co. that the Company’s stockholders vote for select proposals included in the Definitive Proxy Statement that the Company filed with the U.S. Securities and Exchange Commission (“SEC”) on June 30, 2022 (the “Definitive Proxy Statement”), and reminds the Company’s stockholders to vote on the proposals included therein.

On August 17, 2022, the Company (i) initiated a LinkedIn messaging campaign by providing certain Company stockholders with direct messages from Ms. Simmons (the “LinkedIn Messages”) and (ii) commenced distribution of a postcard to the Company’s stockholders (the “Postcard”). Each of the LinkedIn Messages and the Postcard reminds the Company’s stockholders to vote for the proposals included in the Definitive Proxy Statement.

The Recorded Message, the LinkedIn Messages and the Postcard each supplements the Definitive Proxy Statement and each of the Definitive Additional Materials that the Company filed with the SEC on July 5, 2022, July 12, 2022, July 13, 2022, July 14, 2022, July 15, 2022, July 21, 2022, July 25, 2022, July 26, 2022, July 28, 2022, August 2, 2022, August 3, 2022, August 8, 2022, August 10, 2022 and August 15, 2022.

Below is a transcript of the Recorded Message:

Glass-Lewis and ISS have both recommended voting FOR select LogicMark proxy proposals. They have supported 3 of the 4 key proposals that our Board recommends approving to help us build and drive LogicMark value. Please call 888-742-1305 to vote and thank you for being a shareholder.

Below is a copy of the LinkedIn Messages:

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Below is a copy of the Postcard:

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Note: Notwithstanding the foregoing or anything to the contrary contained herein, due to ongoing public health concerns regarding the COVID-19 pandemic and for the health and well-being of our stockholders, directors, management and associates, the Company is planning for the possibility that there may be limitations on attending the Annual Meeting in person, or the Company may decide to hold the Annual Meeting on a different date, at a different location or by means of remote communication (i.e., a “virtual meeting”).

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